SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 13, 2004
          -------------------------------------------------------------



                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




  Maryland                        001-07172                      13-2755856
-----------------------------------------------------------------------------
(State or other              (Commission file No.)             (IRS Employer
  jurisdiction of                                                  I.D. No.)
  incorporation)


     60 Cutter Mill Road, Suite 303, Great Neck, New York           11021
     ---------------------------------------------------------------------
            (Address of principal executive offices)            (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on May 13, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the quarter and six months ended March 31, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     March 14, 2004         By:  /s/ Simeon Brinberg
                                 ------------------------------
                                 Simeon Brinberg
                                 Secretary

                                     EXHIBIT
                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND SIX MONTHS ENDED MARCH 31, 2004

Great Neck, New York, May 13, 2004 -- BRT Realty Trust (NYSE:BRT) today announced that for the three months ended March 31, 2004 it had total revenues of $4,599,000 and net income of $3,251,000, or $0.42 per share on a diluted basis. Net income for the quarter ended March 31, 2004 includes a net realized gain on sale of available-for-sale securities of $917,000, or $.12 per share. This compares with total revenues, net income and net income per share on a diluted basis of $3,514,000, $2,205,000, and $.29 per share, respectively, for the three months ended March 31, 2003. Net income for the quarter ended March 31, 2003 includes a net realized gain on sale of available-for-sale securities of $146,000, or $.02 per share. The weighted average number of common shares outstanding on a diluted basis was 7,696,940 and 7,571,689 for the three months ended March 31, 2004 and 2003, respectively.

BRT also announced that for the six months ended March 31, 2004 it had total revenues of $8,268,000 and net income of $6,545,000, or $.85 per share on a diluted basis. Net income for the March 31, 2004 six month period includes a net gain on sale of real estate assets of $591,000, or $.08 per share, and a net realized gain on sale of available-for-sale securities of $1,637,000, or $.21 per share. For the six months ended March 31, 2003, BRT reported total revenues of $7,644,000 and net income of $5,041,000, or $.67 per share on a diluted basis. Net income for the six months ended March 31, 2003 includes a net gain on sale of real estate of $195,000, or $.03 per share, and net realized gain on sale of available-for-sale securities of $146,000, or $.02 per share. The weighted average number of common shares outstanding on a diluted basis was 7,684,184 and 7,553,921 for the six months ended March 31, 2004 and 2003, respectively.

Commenting on the results of operations for the three and six month ended March 31, 2004 Jeffrey Gould, President and Chief Executive Officer of BRT noted that the increase in revenues was due in large measure to a significant increase in the average balance of loans outstanding. The increase in the average balance of loans outstanding was partially offset by a decrease in the average interest rate earned on the loan portfolio in both current periods.

Commenting further, Mr. Gould noted that expenses in both current periods, including interest on borrowed funds, the advisor's fee and general and administrative expenses increased as the volume of loan originations increased. He further commented that operating expenses relating to real estate owned increased by $161,000 quarter versus quarter and $153,000 six months versus six months primarily because of increased legal and professional expenses incurred in connection with a litigation related to a property sold by BRT in which BRT is involved as a defendant. The quarter ended March 31, 2004 benefited to the extent of $917,000 ($.12) per share from a gain on a sale of available-for-sale securities owned by BRT as compared to a $146,000 gain ($.02) per share in the three months ended March 31, 2003. The six months ended March 31, 2004 benefited to the extent of $2,228,000 ($.29 per share) from gain on sale of real estate assets and gain on sale of available-for-sale securities, as compared to $341,000 ($.05 per share) recognized in the comparable six months ended March 31, 2003.

BRT Realty Trust is a mortgage-oriented real estate investment trust.


Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100











                                BRT REALTY TRUST
                 CONDENSES CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                     Three Months Ended                 Six Months Ended
                                                                          March 31,                         March 31,
                                                                    2004            2003              2004              2003
                                                                    ----            ----              ----              ----

Revenues                                                           $4,599          $3,514            $8,268            $7,644

Expenses                                                            2,253           1,476             3,971             3,018
                                                                    -----           -----             -----            ------

Income before equity in earnings of
   unconsolidated joint ventures and gain on sale                   2,346           2,038             4,297             4,626

Equity in earnings of unconsolidated joint ventures                    (2)             31                41                94
Net gain on sale of real estates assets                                 -               -               591               195
Net realized gain on sale of available-for
     -sale securities                                                 917             146             1,637               146
                                                                     ----            ----             -----             -----

Income before minority interest                                     3,261           2,215             6,566             5,061

Minority interest                                                     (10)            (10)              (21)              (20)
                                                                    -----           -----              ----             -----

Net income                                                         $3,251          $2,205            $6,545            $5,041
                                                                   ======          ======            ======            ======

Income per share of beneficial interest:

Basic earnings per share                                           $ 0.43          $ 0.30            $ 0.87            $ 0.68
                                                                   ======          ======            ======            ======

Diluted earnings per share                                         $ 0.42          $ 0.29            $ 0.85            $ 0.67
                                                                   ======          ======            ======            ======

Cash distributions per common share                                $ 0.45          $ 0.30            $ 0.83            $ 0.60
                                                                   ======          ======            ======            ======


Weighted average number of common shares outstanding:

Basic                                                           7,579,806       7,460,282         7,546,413         7,433,444
                                                                =========       =========         =========         =========
Diluted                                                         7,696,940       7,571,689         7,684,184         7,553,921
                                                                =========       =========         =========         =========

